UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Grant of Annual Bonus. On February 27, 2007, the Compensation and Benefits Committee (the "Committee") of the Board of Directors ("Board") of Merck & Co., Inc. (the "Company") granted the following Executive Incentive Plan ("EIP") awards to the executive officers who were named in the summary compensation table contained in the Company's preliminary 2007 Proxy Statement. The award to Mr. Clark, who is the Company's chief executive officer and president, was also reviewed and approved by the Board. The awards were made with respect to 2006 performance.

Executive -- EIP Award

Richard T. Clark - $1,800,000
Peter H. Loescher - $1,300,000
Peter S. Kim - $900,000
Judy C. Lewent - $875,000
David W. Anstice - $700,000

In addition, following a review of Mr. Clark’s significant business and leadership contributions and of the base salaries of the chief executives of the Company's pharmaceutical peers, the Committee recommended, and the Board reviewed and approved, an increase in Mr. Clark's base salary to $1,700,004 (from $1,200,000), effective March 1, 2007.

The Company has adopted revised term sheets with respect to its 2007 Incentive Stock Plan, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 - Stock option terms for a non-qualified stock option under the Merck & Co., Inc. 2007 Incentive Stock Plan

10.2 - Restricted stock unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan

10.3 - Restricted stock unit terms for Leader Shares grant under the Merck & Co., Inc. 2007 Incentive Stock Plan

10.4 - Performance share unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

March 5, 2007	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Stock option terms for a non-qualified stock option under the Merck & Co., Inc. 2007 Incentive Stock Plan
10.2	Restricted stock unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan
10.3	Restricted stock unit terms for Leader Shares grant under the Merck & Co., Inc. 2007 Incentive Stock Plan
10.4	Performance share unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan